Exhibit 10.36
[UNOFFICIAL ENGLISH TRANSLATION SOLELY FOR REFERENCE]

Yanchang Petroleum (Group) Corp. Ltd.
Finished Oil Products Sales Contract
Contract No.:20081223
Supplier: Yanchang Petroleum (Group) Corp. Ltd.
Purchaser: Xi’an City Baorun Industrial Development Co., Ltd.

The parties reach the following agreements on 2009 oil product purchase through friendly negotiation.

1.	Name, quantity and price of the products:
Name	Quantity	Price (Yuan/Ton)
Gasoline	100,000	Supplier-determined price
Diesel	80,000	Supplier-determined price
2.	Technical Benchmark:
Gasoline: GB17930-1999
Diesel: GB252-2000
3.	Location of delivery, method of transportation and related fees and expenses:
a.	Location: subsidiary refinery of Yanchang Petroleum (Group) Corp. Ltd.
b.	Method of transportation: Methods of transportation are by road or railway.
4.	Payment method
The payment for the products shall be received before the delivery of the products. Value added tax receipt shall be issued at the middle and the end of the month.
5.	Other covenants:
a. Parties shall balance the supply and purchase quantity in accordance with the contract; the balancing period is half month. If the Supplier cannot supply the contracted quantity for special reasons such as halt of production or equipment examination, it shall notify Purchaser three days in advance. Purchaser shall pay a deposit amount of RMB 10/Ton; if the Purchaser cannot complete the contracted quantity for special reasons, it shall notify the Supplier three days in advance. If the Purchaser cannot complete the contracted quantity without any special reason, it shall pay a fine of RMB 10/Ton for the uncompleted amount.
b. The resolution of the contract related dispute:
The parties shall negotiate to resolve the issues not covered by this contract. Parties may file a lawsuit to the court at the location of the contract to resolve any dispute.
c. There shall be two copies of the contract; each party shall hold one copy.
	Supplier	Purchaser
Name	Yanchang Petroleum (Group) Corp. Ltd.	Xi’an City Baorun Industrial Development Co., Ltd.
Legal Representative (Entrusted Person)	Yihai Gao	Xiaojun Wu
Tel	029-883011132	029-82683629
Bank	China Construction Bank, Gao Yi Branch	China Guangda Bank, Dongjiao Branch
Location of the contract: Sales branch of Yanchang Petroleum Group
Valid period: 1 year